Exhibit 4.11

SCHEDULE OF OMITTED INSTRUMENT OF AUTHORIZATION FOR THE USE OF RADIO FREQUENCY BLOCKS FOR 3G SERVICES

As these agreements are identical in every case except for their reference number and the sector covered by them, we have, for ease of reference, filed only the relevant standard instrument of authorization approved by ANATEL and provided this schedule to indicate the authorizations that we have omitted from filing as exhibits to this annual report on Form 20-F.

1.	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G Services between ANATEL and TNL PCS S.A., No 23/2008, dated April 23, 2008.

2.	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G Services between ANATEL and 14 Brasil Telecom Celular S.A., No 24/2008, dated April 29, 2008.

3.	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G Services between ANATEL and 14 Brasil Telecom Celular S.A., No 25/2008, dated April 29, 2008.

4.	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G Services between ANATEL and 14 Brasil Telecom Celular S.A., No 26/2008, dated May 26, 2008.